                                                                     Exhibit 4.1
                                                                     -----------

                            STERLING COMMERCE, INC.

                         EMPLOYEE STOCK PURCHASE PLAN
                         ----------------------------


  I. PURPOSE OF THE PLAN

     This Employee Stock Purchase Plan is intended to promote the interests of Sterling Commerce, Inc. by providing eligible employees with the opportunity to acquire a proprietary interest in the Corporation through participation in an employee stock purchase plan designed to qualify under Section 423 of the Code.

     Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

  II.  ADMINISTRATION OF THE PLAN

     The Plan Administrator shall have full authority and discretion to interpret and construe any provision of the Plan, to adopt such rules and regulations for administering the Plan as it may deem necessary, and to take any such actions as may be necessary in order to comply with the requirements of
Section 423 of the Code. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.

  III. STOCK SUBJECT TO PLAN

     A. The stock purchasable under the Plan shall be shares of authorized but unissued Common Stock, or shares of Common Stock held in the Corporation's treasury. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 4,000,000 shares.

     B. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and class of securities issuable under the Plan,
(ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date and (iii) the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits thereunder.

  IV.  PURCHASE PERIODS

     A. Shares of Common Stock shall be offered for purchase under the Plan through a series of successive purchase periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

     B. Each purchase period shall have a duration of six (6) months. Purchase periods shall run from January 1 to June 30 and from July 1 to December 31 of each year.

  V. ELIGIBILITY

     A. Each individual who is an Eligible Employee on the Effective Date shall be eligible to participate in the Plan on the start date of any purchase period under the Plan, provided such individual remains an Eligible Employee on such start date.

     B. Each individual who becomes an Eligible Employee after the Effective Date shall be eligible to participate in the Plan on the start date of any purchase period commencing thereafter, provided such individual remains an Eligible Employee on such start date.

     C. To participate in the Plan for a particular purchase period, the Eligible Employee must complete the enrollment forms prescribed by the Plan Administrator and file such forms with the Plan Administrator (or its designee) before the start date of the purchase period. An Eligible Employee's enrollment in the Plan for a purchase period will remain in effect for all subsequent purchase periods until modified or terminated by the Eligible Employee or until he or she no longer qualifies as an Eligible Employee.

  VI.  PAYROLL DEDUCTIONS; CONTRIBUTIONS

     A. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock under the Plan may be any multiple of one percent (1%) of the Compensation paid to the Participant during each purchase period, up to a maximum of twenty-five percent (25%). The deduction rate so authorized shall continue in effect for the entire purchase period. The Participant may not increase his or her rate of payroll deduction during a purchase period. However, the Participant may, at any time prior to the last ten (10) Business Days of the purchase period, reduce his or her rate of payroll deduction to any even percentage rate other than zero to become effective prospectively as soon as administratively feasible after filing the appropriate form with the Plan Administrator. The Participant may not, however, effect more than one (1) such reduction per purchase period. In addition, a Participant may prior to the last ten (10) Business Days of the purchase period reduce his or her rate of payroll deductions to zero, notwithstanding a prior reduction. If a Participant reduces his or her payroll deductions to zero, the Participant's previous payroll deductions for the purchase period will be applied to the purchase of shares of Common Stock on the next Purchase Date, unless the Participant elects to terminate his or her purchase rights for the purchase period in accordance with Section VII.E.

     B. Payroll deductions shall begin on the first pay day of each purchase period and shall (unless sooner terminated) continue through the pay day ending with or immediately prior to the last day of the purchase period. The amounts so collected shall be credited to the Participant's book account under the Plan, and Interest shall accrue and be credited on each pay day in the purchase period on the balance credited to the Participant's account existing throughout the pay period ending on such pay day. No interest will accrue or be credited on any amounts that are credited to the Participant's account for any period that is less than a full pay period. The amounts collected from the Participant shall not be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation and used for general corporate purposes.

     C. Payroll deductions shall automatically cease upon the termination of the Participant's purchase right in accordance with the provisions of the Plan.

     D. In addition to payroll deductions, a Participant may make one Contribution to the Plan during each purchase period. A Contribution may be made in cash, by personal check or in any other form permitted from time to time by the Plan Administrator. All Contributions will be credited to the Participant's book account and will be credited with Interest for the purchase period in which the Contribution is made. Such Interest will accrue and be credited to the Participant's account in the same manner as Interest is accrued and credited to the Participant's account under paragraph B of this Section. An Eligible Employee who has not authorized payroll deductions, or who has terminated payroll deductions, for a purchase period may not thereafter make a Contribution to the Plan for such purchase period.

     E. Subject to Section VIII, the Participant's acquisition of Common Stock under the Plan on any Purchase Date shall neither limit nor require the Participant's acquisition of Common Stock on any subsequent Purchase Date.

  VII. PURCHASE RIGHTS

     A. A Participant shall be granted a separate purchase right on the start date of each purchase period in which he or she participates. The purchase right shall provide the Participant with the right to purchase shares of Common Stock on the Purchase Date upon the terms set forth below. Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Section 424(d) of the Code) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Corporate Affiliate.

     B. Each purchase right shall be automatically exercised on the Purchase Date, and shares of Common Stock shall accordingly be purchased on behalf of each Participant (other than any Participant whose payroll deductions have previously been refunded in accordance with paragraph E below) on such date. The purchase shall be effected by applying the Participant's Account Balance as of the close of the purchase period for such Purchase Date to the purchase of shares of Common Stock (subject to the limitations on the maximum number of shares purchasable per Participant under this Section VII or Section VIII) at the Purchase Price in effect for that purchase period.

     C. The number of shares of Common Stock purchasable by a Participant on each Purchase Date shall be the number of whole shares obtained by dividing the Participant's Account Balance as of the close of the purchase period by the Purchase Price in effect for that Purchase Date. However, the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date shall not exceed 3,000 shares.

     D. Any portion of the Participant's Account Balance that is not applied to the purchase of shares of Common Stock on any Purchase Date because such portion is not sufficient to purchase a whole share of Common Stock shall be held for the purchase of Common Stock on the next Purchase Date, unless the Participant has elected not to participate during the next purchase period, in which case the Participant's entire remaining Account Balance shall be refunded to the Participant as soon as administratively feasible. In addition, any portion of the Participant's Account Balance not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable by the Participant on the Purchase Date shall be refunded as soon as administratively feasible.

     E. The following provisions shall govern the termination of outstanding purchase rights:

       (i) A Participant may, at any time prior to the tenth Business Day immediately preceding the Purchase Date for the purchase period, terminate his or her outstanding purchase right by filing the appropriate form with the Plan Administrator (or its designee), and no further payroll deductions shall be collected from the Participant and no subsequent Contribution may be made by the Participant for the purchase period in which such termination occurs. The Participant's entire Account Balance as of the date of such termination shall be refunded as soon as administratively feasible.

       (ii) The termination of such purchase right shall be irrevocable, and the Participant may not subsequently rejoin the purchase period for which the terminated purchase right was granted. In order to resume participation in any subsequent purchase period, such individual must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before the start date of the new purchase period.

       (iii) Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and the Participant's entire Account Balance as of the date such person is no longer an Eligible Employee shall be refunded as soon as administratively feasible. However, should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have the right, exercisable up until the tenth Business Day immediately preceding the Purchase Date for the purchase period in which such leave commences, to (a) withdraw his or her entire Account Balance, or (b) have such Account Balance held for the purchase of shares at the next scheduled Purchase Date. Upon the Participant's return to active service, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began, unless the Participant elected to withdraw his or her Account Balance for the purchase period in which the leave commenced.

       (iv) Notwithstanding any other provision of the Plan to the contrary, a Participant's purchase rights with respect to a purchase period shall terminate, and his or her Account Balance shall be refunded as soon as administratively feasible, if the Participant's employment with the Participating Corporations terminates for any reason on or before the Purchase Date for such purchase period.

     F. Each outstanding purchase right shall automatically be exercised, immediately prior to the effective date of any Corporate Transaction, by applying the Participant's Account Balance for such purchase period to the purchase of shares of Common Stock at a Purchase Price per share equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of
                                 -----
Common Stock on the start date of the purchase period in which such Corporate Transaction occurs or (ii) the Fair Market Value per share of Common Stock immediately prior to the effective date of such Corporate

Transaction. However, the applicable limitation on the number of shares of Common Stock purchasable per Participant shall continue to apply to any such purchase. The Corporation shall use reasonable efforts to provide prior written notice of the occurrence of any Corporate Transaction, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Corporate Transaction.

     G. Should the total number of shares of Common Stock which are to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the Account Balance of each Participant, to the extent in excess of the aggregate Purchase Price payable for the Common Stock pro-rated to such individual, shall be refunded.

     H. The purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.

     I. A Participant shall have no stockholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant's behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

  VIII.  ACCRUAL LIMITATIONS

     A. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such rights, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Corporation or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000) worth of stock of the Corporation of any Corporate Affiliate (determined on the basis of the Fair Market Value of such stock on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

     B. For purposes of applying such accrual limitations, the following provisions shall be in effect:

       (i) The right to acquire Common Stock under each outstanding purchase right shall accrue on the Purchase Date in effect for the purchase period for which such right is granted.

       (ii) No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one (1) or more other purchase rights in an amount equal to Twenty-Five Thousand Dollars ($25,000) worth of Common Stock (determined on the basis of the Fair Market Value per share on the date or dates of grant) for each calendar year such rights were at any time outstanding.

     C. If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular purchase period, then the Participant's Account Balance with respect to such purchase right shall be refunded as soon as administratively feasible.

     D. In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.

  IX.  EFFECTIVE DATE AND TERM OF THE PLAN

     A. The Plan was adopted by the Board on November 7, 1997, and shall become effective on the Effective Date, provided no purchase rights granted under the
                                 --------
Plan shall be exercised, and no shares of Common Stock shall be issued hereunder, until (i) the Plan shall have been approved by the stockholders of the Corporation and (ii) the Corporation shall have complied with all applicable requirements of the 1933 Act (including the registration of the shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of any stock exchange on which the Common Stock is listed for trading and all other applicable requirements established by law or regulation. In the event such stockholder approval is not obtained, or such compliance is not effected, within six (6) months after the date on which the Plan is adopted by the Board, the Plan shall terminate and have no further force or effect and the Participants' Account Balances for the initial purchase period hereunder shall be refunded.

     B. Unless sooner terminated by the Board, the Plan shall terminate upon the earliest to occur of (i) the last Business Day in December 2007, (ii) the
    --------
date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan or (iii) the date on which all purchase rights are exercised in connection with a Corporate Transaction. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following such termination.

  X. AMENDMENT OF THE PLAN

     A. The Plan may be amended from time to time by the Board or any duly authorized committee thereof. In the event any law, or any rule or regulation issued or promulgated by the Internal Revenue Service, the Securities and Exchange Commission, the National Association of Securities Dealers, Inc., any stock exchange upon which the Common Stock is listed for trading, or any other governmental or quasi-governmental agency having jurisdiction over the Corporation, the Common Stock or the Plan, requires the Plan to be amended, or in the event Rule 16b-3 under Section 16 of the 1934 Act is amended or supplemented (e.g., by addition of alternative rules) or any of the rules under
              ---
Section 16 of the 1934 Act are amended or supplemented, in either event to require or permit the Corporation to add, remove or lessen any restrictions on or with respect to purchase rights under the Plan, the Plan Administrator and the Board each reserves the right to amend the Plan to the extent of any such requirement, amendment or supplement, and all purchase rights then outstanding will be subject to such amendment.

     B. The Plan may be terminated at any time by action of the Board. The termination of the Plan will not adversely affect the terms of any outstanding purchase rights.

     C. Notwithstanding the foregoing, the Board may not, without the approval of the Corporation's stockholders, increase the number of shares of Common Stock issuable under the Plan.

  XI.  GENERAL PROVISIONS

     A. All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation.

     B. Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Corporation or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Corporate Affiliate employing such person), which rights are hereby expressly reserved by each, to terminate such person's employment at any time for any reason, with or without cause.

                                    APPENDIX
                                    --------


     The following definitions shall be in effect under the Plan:

     A.  ACCOUNT BALANCE shall mean the sum of a Participant's payroll
         ---------------
deductions, credited Interest, and Contribution (if any) as of any given date.

     B.  BOARD shall mean the Corporation's Board of Directors or any authorized
         -----
committee thereof.

     C.  BUSINESS DAY shall mean each day on which the New York Stock Exchange
         ------------
is open for business.

     D.  CODE shall mean the Internal Revenue Code of 1986, as amended.
         ----

     E.  COMMON STOCK shall mean the Corporation's common stock, par value $0.01
         ------------
per share.

     F.  COMPENSATION means the following items of remuneration paid to a
         ------------
Participant by one or more Participating Corporations during each purchase period: base salary, commissions and cash incentive compensation, computed before giving effect to the Participant's election to defer compensation under the Sterling Commerce, Inc. Deferred Compensation Plan or salary reduction elections under Section 125 or Section 401(k) of the Code.

     G.  CONTRIBUTION shall mean a Participant's contribution for a purchase
         ------------
period in an amount that does not exceed $2,000 and which is made before the tenth Business Day immediately preceding the Purchase Date for the purchase period.

     H.  CORPORATE AFFILIATE shall mean any parent or subsidiary corporation of
         -------------------
the Corporation (as determined in accordance with Code Section 424, whether now existing or subsequently established).

     I.  CORPORATE TRANSACTION shall mean either of the following stockholder-
         ---------------------
approved transactions to which the Corporation is a party:

       (i) a merger, consolidation or other transaction in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

       (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation.

     J.  CORPORATION shall mean Sterling Commerce, Inc., a Delaware corporation,
         -----------
and any corporate successor to all or substantially all of the assets or voting stock of Sterling Commerce, Inc. which shall by appropriate action adopt the Plan.

     K.  EFFECTIVE DATE shall mean January 1, 1998.
         --------------

     L.  ELIGIBLE EMPLOYEE shall mean any person who is employed by a
         -----------------
Participating Corporation on a basis under which he or she is regularly expected to render at least twenty (20) hours of service per week for more than five (5) months per calendar year for earnings considered wages under Code Section 3401(a).

     M.  EMPLOYEE shall mean an individual who is in the employ of the
         --------
Corporation or any Corporate Affiliate.

     N.  FAIR MARKET VALUE per share of Common Stock on any relevant date shall
         -----------------
be determined in accordance with the following provisions:

       (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

       (ii) If the Common Stock is at the time listed on any stock exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

     O.  INTEREST shall mean an additional amount of compensation calculated at
         --------
the annual rate of interest of six month Treasury bills as in effect on the last day of the month immediately preceding the applicable purchase period during which such compensation is credited, prorated for periods of less than 365 days.

     P.  1933 ACT shall mean the Securities Act of 1933, as amended.
         --------

     Q.  1934 ACT shall mean the Securities Exchange Act of 1934, as amended.
         --------

     R.  PARTICIPANT shall mean any Eligible Employee of a Participating
         -----------
Corporation who is actively participating in the Plan.

     S.  PARTICIPATING CORPORATION shall mean the Corporation, each Corporate
         -------------------------
Affiliate that is a direct or indirect domestic subsidiary of the Corporation and each other Corporate Affiliate that is authorized from time to time by the Board to extend the benefits of the Plan to its Eligible Employees. For purposes of the foregoing, the term "subsidiary" has the meaning set forth in Section 424(f) of the Code.

     T.  PLAN shall mean the Corporation's Employee Stock Purchase Plan, as set
         ----
forth in this document.

     U.  PLAN ADMINISTRATOR shall mean the person or persons appointed by the
         ------------------
Corporation from time to time as the plan administrator of the Corporation's Savings and Security Plan.

     V.  PURCHASE DATE shall mean the last Business Day of each purchase period
         -------------
or, with respect to a Corporate Transaction, the date specified for purchase in
Section VII.F.

     W.  PURCHASE PRICE shall mean the purchase price per share at which Common
         --------------
Stock will be purchased on the Participant's behalf on each Purchase Date and shall be equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the start date of the purchase period in which the Purchase Date occurs or (ii) the Fair Market Value per share of Common Stock on that Purchase Date.

     X.  SERVICE shall mean the performance of services to the Corporation or
         -------
any Corporate Affiliate by a person in the capacity of an Employee.

                                      A-3